UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

BrightSpire Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38377	38-4046290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

590 Madison Avenue, 33rd Floor
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (212) 547-2631

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BRSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2022, BrightSpire Capital, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved an amendment and restatement of the Colony NorthStar Credit Real Estate, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) pursuant to which the Company may grant equity incentive compensation to its directors, executive officers and other eligible participants. The BrightSpire Capital, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) amends and restates the 2018 Plan to, among other things, (A) increase the total number of shares of Class A common stock of the Company available for issuance under the 2018 Plan by 10,000,000 shares, (B) extend the termination date of the 2018 Plan to May 4, 2032, unless terminated prior thereto by its terms and (C) make certain other non-substantive clarifying and administrative edits, including removal of references to the Company’s prior external manager. A description of the material terms of the 2022 Equity Incentive Plan is set forth in Proposal 4 contained in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on March 18, 2022 (the “Proxy Statement”). The Company’s Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board, previously approved the 2022 Equity Incentive Plan, subject to such stockholder approval.

The foregoing description of certain terms of the 2022 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, which is attached hereto as Exhibit 10.1. Grants of restricted stock will be made pursuant to the form of restricted stock award agreement attached hereto as Exhibit 10.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders: (i) elected the six persons listed below as directors of the Company, each to serve until the Company’s 2023 annual meeting of stockholders and until his or her successor is duly elected and qualified; (ii) approved in an advisory vote the compensation paid to the Company’s named executive officers as of December 31, 2021; (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iv) approved the BrightSpire Capital, Inc. 2022 Equity Incentive Plan.

Set forth below are the voting results for each of the proposals voted upon by the Company’s stockholders at the Annual Meeting:

Proposal 1 — Election of Directors

The following persons comprising the entire Board of the Company were duly elected as directors of the Company until the 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, by the following vote:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
Catherine D. Rice	82,997,134	480,744	115,906	23,669,889
Kim S. Diamond	83,088,728	385,756	119,300	23,669,889
Catherine Long	83,135,029	343,531	115,224	23,669,889
Vernon B. Schwartz	82,603,106	849,857	140,821	23,669,889
John E. Westerfield	79,019,139	4,432,685	141,960	23,669,889
Michael J. Mazzei	83,154,561	297,864	141,359	23,669,889

Proposal 2 — Approval (on an advisory, non-binding basis) of Executive Compensation

The Company’s stockholders approved (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as of December 31, 2021 as described in the Compensation Discussion and Analysis and executive compensation tables of the Proxy Statement. The table below sets forth the voting results for this proposal:

For	Against	Abstentions	Broker Non-Votes
73,612,152	7,810,227	2,171,405	23,669,889

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, by the following vote:

For	Against	Abstentions	Broker Non-Votes
106,732,431	164,280	366,962	0

Proposal 4 — Approval of the BrightSpire Capital, Inc. 2022 Equity Incentive Plan

The Company’s stockholders approved the BrightSpire Capital, Inc. 2022 Equity Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
81,280,152	1,970,660	342,972	23,669,889

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	BrightSpire Capital, Inc. 2022 Equity Incentive Plan, dated May 5, 2022
10.2	Form of Restricted Stock Award Agreement to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2022	BRIGHTSPIRE CAPITAL, INC.

	By:	/s/ David A. Palamé
	Name:	David A. Palamé
	Title:	General Counsel and Secretary